Exhibit 10.27.1
March 27, 2006
Linda Rubinstein
c/o Solexa, Inc.
25861 Industrial Boulevard
Hayward, CA 94545
     Re: Modification of Bonus Terms
Dear Linda:
As you know, you may be eligible to receive a bonus under the Solexa, Inc. Company 2005-2006 Bonus Plan (the “Plan”). Your target bonus under the Plan is thirty percent (30%) of all base salary earned by you for the period from January 1, 2005 through June 30, 2006 (the “Bonus Period”).
By your signature below, you hereby understand and agree that the Plan sets forth all terms and conditions of any bonus payable to you for your services to the Company during the Bonus Period. Any and all performance bonus terms set forth in your written Offer Letter with Solexa, Inc. (the “Company”) dated March 23, 2005, and any amendments thereto (the “Offer Letter”) will be superseded and replaced by the Plan with respect to your services during the entire Bonus Period. Accordingly, you will not be eligible for, or entitled to receive, any bonus earnings for your services during the Bonus Period except as provided for under the Plan.
Effective July 1, 2006, the bonus provisions set forth in your Offer Letter will become effective. At that time, you will become eligible to receive a performance bonus for your services in 2006 on the terms and conditions set forth in your Offer Letter; provided, however, that any such 2006 bonus will be pro-rated to reflect your partial year service from July 1, 2006 through December 31, 2006 the period not covered by the Plan).
Eligible employees in director and senior director level positions and executive-level positions will be paid bonuses on or after August 31, 2006 based on SBS Revenues received during the Bonus Period, and on or after November 30, 2006 for amounts based on SBS Revenues received during the Backlog Period on a “rolling basis”, paid out of the Company’s incremental positive net cash flow in any positive cash flow month.

Except as expressly modified herein, your employment will continue to be governed by all terms and conditions set forth in the Offer Letter. Nothing in this letter should be construed as limiting or altering any of Solexa’s rights under the Offer Letter, including its right to modify your compensation and benefits.
Please sign and date below to confirm your understanding and acceptance of the terms set forth above.
Sincerely,

/s/ Kathy San Roman
Kathy San Roman
Vice President Human Resources and Administration Solexa, Inc.

Understood and Agreed:

/s/ Linda Rubenstein	Dated:	3/27/06

Linda Rubinstein